AMENDMENT TO

STOCK TRANSFER AGREEMENT DATED SEPTEMBER 3, 005

AND

AMENDMENT TO STOCK TRANSFER CONTRACT DATED JANUARY 28,
2006

This Amendment to a Stock Transfer Contract dated September 3, 2005, and to an Amendment to A Stock Transfer Contract dated January 28th, 2006 (Agreements) between Indigo-Energy, Inc., successor to Indigo Land and Development, Inc. (Company) and James C. Love IV (Shareholder), and is hereby amended to acceptance of a payment schedule from the Company to Shareholder as follows:

Date Due	Payment Amount
July 5, 2006	$25,000
August 1, 2006	$50,000
September 1, 2006	$50,000
October 1, 2006	$50,000
TOTAL	$175,000

Should there be any cause or problem with the above payment schedule being paid to Shareholder by Indigo-Energy, Inc. then Shareholder will retain any and all monies paid to him as liquidated damages and get back his stock initially sold to the Treasuary.

Receipt of final payment (October 1, 2006 total dollars paid $175,000) in accordance to the above schedule will constitute payment in full for all claims from the above referenced Agreements and any and all claims of any nature by Shareholder against Company and satisfy all of the requirements of the Agreements in full

\s\ James C. Love IV	7-5-06
date
James C. Love IV, and individual

Accepted by the Company:

\s\ David J. Larson	7-5-06
date
David J. Larson, President